Exhibit 99.3

WRITTEN STATEMENT OF THE WISCONSIN PUBLIC SERVICE CORPORATION

CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, I, the undersigned Chairman, President, and Chief Executive Officer of Wisconsin Public Service Corporation hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of Wisconsin Public Service Corporation for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Wisconsin Public Service Corporation.

/s/ Larry L. Weyers
__________________________________
Larry L. Weyers
Chairman, President, and Chief Executive Officer
Wisconsin Public Service Corporation

May 12, 2003

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Wisconsin Public Service Corporation and will be retained by Wisconsin Public Service Corporation and furnished to the Securities and Exchange Commission or its staff upon request.